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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (date of earliest event reported): March 17, 2008
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                                  BENIHANA INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                  0-26396                65-0538630
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  (State or other jurisdiction       (Commission           (I.R.S. Employer
        of incorporation)            File Number)          Identification No.)


                8685 Northwest 53rd Terrace, Miami, Florida 33166
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (305) 593-0770
                                                           --------------

                                      None
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           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))



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ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     On March 17, 2008, Benihana Inc. (the "Company") entered into an amended and restated employment agreement (the "Agreement") with Joel A. Schwartz, the Company's Chairman and Chief Executive Officer. The Agreement amended and restated the Company's prior employment agreement (the "Prior Agreement") with Mr. Schwartz, which was made and entered into as of April 1, 2001 and amended as of May 27, 2004.

     The principal changes to the Prior Agreement were the following: (i) Mr. Schwartz's term of employment was extended until March 31, 2011; (ii) Mr. Schwartz's annual base salary was increased to $400,000, effective from and after March 31, 2008; (iii) the circumstances under which Mr. Schwartz is entitled to receive certain post-termination benefits were clarified; and (iv) various provisions were added to comply with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.

     The Agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending March 30, 2008.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BENIHANA INC.


Dated:  March 19, 2008              By:  /s/ Jose I. Ortega
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                                         Jose I. Ortega
                                         Vice President - Finance and Chief
                                         Financial Officer